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                                                                  Exhibit 10.7

                        AMENDMENT NO.1 TO LOAN AGREEMENT

     THIS AMENDMENT NO.1 TO LOAN AGREEMENT (this "AMENDMENT") is entered into as of June 28,2002 by and between GOLDMAN SACHS MORTAGE COMPANY, a New York limited partnership (as successor in interest to Archon Financial, L.P. the "LENDER") and GRAND CANAL SHOPS II, LLC (the "BORROWER") and amends that certain Loan Agreement dated as of June 4, 2002 (as amended by this Amendment and as the same may be further amended, restated supplemented or otherwise modified and in effect from time to time the "LOAN AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan agreement.

     For good and valuables consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS.

     (a) The following definitions in the Loan Agreement are hereby amended by substituting in their entirety the following definitions for the definitions of such terms:

     "INDEBTNESS" means the Principal Indebtness, together with interest and all other obligations and liabilities of Borrower to Lender under the Loan Documents, including all Transaction Costs, any Event of default Yield Maintenance Premium, any Make-Whole Payment, any Prepayment Fees and other amounts due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

     "LOAN AMOUNT" means $120,000,000.

     "MAKE-WHOLE PAYMENT" means, in connection with the application of Loss Proceeds to prepay the Loan during the Lockout period in accordance with
SECTION 5.16(d) hereof, the amount of interest rate equal to the Spread (which, with respect to a prepayment in accordance with SECTION 5.16 (d) during the Interest Accrual Period in which the Initial Payment Date falls, will be deemed to be 1.8259%) had such principal amount been outstanding through the end of the Lockout Period.

     "SPREAD" means

          (i) Initially, 1.875% ; and

          (ii) Following the bifurcation of the Note into multiple Note Components pursuant to SECTION 1.3(c), the weighted average of the Component Spreads at the time determination, weighted on the basis of corresponding Component Balances.

     (b) The following definitions are hereby added to the Loan Agreement:


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     "PREPAYMENT FEE" means, with respect to any prepayment of the Principal
Indebtedness permitted pursuant to Section 2.1 herein,

          (i) on any date on which prepayment is permitted pursuant to
SECTION 2.1 prior to the Payment Date in January 2004, 1.00% of the amount prepaid; and

          (ii) at any time thereafter, zero.

     (c) The definition of "Lockout Reduction Fee" is hereby deleted in its entirety from the Loan Agreement.

     2. INTEREST AND PRINCIPAL. SECTION 1.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

     "(a) Commencing with the Initial Payment Date and on each and every Payment Date thereafter, Borrower shall pay interest on the Principal Indebtedness for the Interest Accrual Period in which such Payment Date falls at a rate per annum equal to the sum of LIBOR, determined as of the Interest Determination Date immediately preceding such Interest Accrual Period, PLUS the Spread (except that interest shall be payable on the Indebtedness, including due and unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default), except that with respect to the Interest Accrual Period in which the Initial Payment Date Falls, (i) in lieu of the interest on the Principal Indebtedness calculated as provided in this SECTION 1.3(a), Borrower shall pay interest on the Principal Indebtedness in the amount of $325,695.83 on the Initial Payment Date, and (ii) for purposes of calculating the Default Rate, to the extent applicable, the interest rate otherwise applicable to such Note shall be deemed to be 2.3571%. Interest accruing for the first Interest Accrual Period was paid in full on the Closing Date from the Loan proceeds disbursed to Borrower at Closing. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims."

     3. Voluntary Prepayment. SECTIONS 2.1 (a) AND (b) of the Loan Agreement are hereby deleted in their entirety and replaced by the following:

          (a) Borrower shall be prohibited from prepaying the Loan, in whole or in part, until the first Payment Date following the first anniversary of the Closing Date (the "LOCKOUT PERIOD").

          (b) After the expiration of the Lockout Period, provided no Event of Default is continuing, Borrower may voluntarily prepay the Loan in whole or in part on any Business Day, except that no prepayments shall be permitted on the last two Business Days in any Interest Accrual Period. Each such prepayment shall be accompanied by (i) the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid, plus (ii) the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made, plus
    (iii) the applicable Prepayment Fee, if any. If the Loan has been bifurcated into Note Components pursuant to SECTION 1.3(c),


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    all prepayments of the Loan made by Borrower in accordance with this
    SECTION 2.1 shall be applied to the Note Components in ascending order of interest rate (I.E.. first to the Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on). Following any such prepayment, Borrower may release or transfer, free and clear of the Lien of the Loan Documents, a portion of the notional amount of the Interest Rate Cap Agreement equal to the amount of such prepayment.

     4. CONTINUED FORCE AND EFFECT. All of the terms and conditions of the Loan Agreement and the other Loan Documents and the collateral security provided thereby, including those terms and conditions modified by this Amendment, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms. This Amendment is not intended to, and shall not be construed to, effect a novation. In the event of any conflict between the terms of this Amendment and the terms of any of the Loan Documents, the terms of this Amendment shall control.

     5. REFERENCES TO LOAN AGREEMENT. All references to the Loan Agreement in any Loan Document shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Loan Agreement as amended hereby and as hereafter amended, modified or extended from time to time.

     6. GOVERNING LAW. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without reference to conflicts of law principles.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     8. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrower and its successors and assign, and shall be binding upon and inure to the benefit of the Lender and its successors and assigns, including any subsequent holder of all or any portion of the Note.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

                              LENDER:

                              GOLDMAN SACHS MORTGAGE COMPANY

                              By: Goldman Sachs Real Estate Funding Corp.,
                                     its general partner

                              By:  /s/ Daniel Sparks
                                   -----------------------------
                                   Name: DANIEL SPARKS
                                   Title: VICE PRESIDENT

                              BORROWER:

                              GRAND CANAL SHOPS II, LLC,
                                     a Delaware limited liability company

                                 By: Grand Canal Shops Mall MM Subsidiary, Inc.,
                                     its managing member

                                 By: /s/ Harry Miltenberger
                                     ---------------------------------------
                                     Name: Harry Miltenberger
                                     Title: Chief Financial Officer